AXA EQUITABLE LIFE INSURANCE COMPANY

ENDORSEMENT APPLICABLE TO NON-QUALIFIED CONTRACTS

This Endorsement is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, “we”, “our” and “us” mean AXA Equitable Life Insurance Company and “you” and “your” mean the Owner.

The Effective Date of this Endorsement is your Contract Date.

1.	PART I - DEFINITIONS

The following definition is added: SECTION 1.15A JOINT ANNUITANT:

“Joint Annuitant” means the individual specified as such in the Data Pages. The Joint Annuitant must be the spouse of the Annuitant on the Contract Date.

The following is added at the end of the definition of OWNER:

If a joint owner (“Joint Owner”) is shown in the Data Pages, the Owner and Joint Owner possess an undivided interest in the rights of the entire Contract and must act jointly in exercising any ownership rights. Except for purposes of “Owner Death Distribution Rules” or as otherwise indicated, any reference to ‘‘you’’ and ‘‘your’’ in the Contract will apply to both the Owner and the Joint Owner.

2. The following is added to PART VI – PAYMENT UPON DEATH before SECTION 6.01 BENEFICIARY:

Where a Contract is owned by a Non-Natural Owner, any applicable Death Benefit will be based on the death of the Annuitant. Where a Joint Annuitant is named under such a Contract, any applicable Death Benefit will be based on the death of the older Joint Annuitant. For purposes of this section, “you” refers to the Annuitant or older Joint Annuitant, if applicable, when describing the effect of death under a Contract owned by a Non-Natural Owner. If the younger Joint Annuitant dies before the older Joint Annuitant, a Death Benefit is not payable and the Contract continues. Where a Joint Annuitant is named under the Contract, upon the death of one of the Joint Annuitants, the Contract continues with the single remaining Annuitant. If the Joint Annuitants are the same age and share the same birth date, the Annuitant will be deemed to be the older Joint Annuitant for this purpose.

Where a Contract is jointly owned, a Death Benefit is payable at the death of the older Joint Owner. For purposes of this section, “you” refers to the older Joint Owner when describing the effect of death under a Contract jointly owned. If the Joint Owners are the same age and share the same birth date, the Owner will be deemed to be the older Joint Owner for this purpose.

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3.	PART VI - PAYMENT UPON DEATH

The following is added at the end of SECTION 6.01 BENEFICIARY:

Where a Contract is owned by a Non-Natural Owner which is a Living Trust, upon the death of the named Annuitant, a Death Benefit is payable. At the time of the Annuitant’s death, if the Annuitant’s spouse is the sole beneficiary of the trust, the trustee as Owner of the Contract may request that the spouse be substituted as Annuitant as of the date of the original Annuitant’s death. No further change of Annuitant will be permitted. Where a Joint Annuitant is named under such a Contract, any applicable Death Benefit will be based on the death of the older Joint Annuitant. At the time of the older Joint Annuitant’s death, a death benefit is payable and the trustee as Owner of the Contract may request that the surviving Annuitant continue the Contract. If the younger Joint Annuitant dies before the older Joint Annuitant, a Death Benefit is not payable and the Contract continues. A Living Trust is a trust that meets the following conditions: (i) it is revocable at any time by the grantor, (ii) the grantor has exclusive control of the trust, (iii) no person other than the grantor has any interest in the trust during the grantor’s lifetime, and (iv) the grantor’s spouse is the sole beneficiary of the trust.

If a Contract is jointly owned, the surviving Joint Owner will be deemed the Beneficiary, superseding any other Beneficiary designation.

If a Contract has a Non-Natural Owner and Joint Annuitants, the surviving Joint Annuitant will be deemed to be the Beneficiary superseding any other Beneficiary designation.

4.	PAYMENT UPON DEATH

The following is added at the end of SECTION 6.02 PAYMENT UPON DEATH (References in this Section to Protected Benefit Account (“PBA”) and Protected Benefit Account Value (“PBAV”) apply herein only if your Contract has been issued with a guaranteed benefit rider.):

If the Owner and Annuitant are different individuals, at the death of the Annuitant, the Owner becomes the new Annuitant and the Contract continues. No Death Benefit is payable until after the Owner’s death. If the Contract is jointly owned and the Annuitant is not either of the two Owners, at the death of the Annuitant, the older Owner will become the Annuitant if the Owners do not designate a new Annuitant. Where a Joint Annuitant is named under the Contract, upon the death of one of the Joint Annuitants, the Contract continues with the single remaining Annuitant. Where a Joint Annuitant is named under the Contract and both Annuitants die, then provisions of the first three sentences of this paragraph become operative.

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OWNER DEATH DISTRIBUTION RULES UNDER SECTION 72(S) OF THE CODE - Overview

Section 72(s) of the Code requires that where any annuity contract owner dies on or after the annuity starting date and before the entire interest in the annuity contract has been distributed, the remaining portion of the interest must be distributed at least as rapidly as under the method of distribution being used as of the date of death. Section 72(s) of the Code also requires that where any annuity contract owner dies before the annuity starting date, the entire interest in the annuity contract must be distributed within five years after the owner’s death as described in Section 72(s)(1)(B) of the Code. For purposes of this Endorsement, this is called the “Five Year Rule”. If the beneficiary is an individual, in the alternative, payments must begin within one year after the owner’s death as a life annuity or installment option for a period of not longer than the life expectancy of the individual beneficiary as described in Section 72(s)(2) of the Code. For purposes of this Endorsement, this is called the “One Year Rule”. However, if the beneficiary is the owner’s surviving spouse, no payments of the owner’s interest in the annuity contract are required until after the surviving spouse’s death. If the owner is non-natural, then the death of the annuitant triggers the required payment. Where a Joint Annuitant is named under a Contract with a Non-Natural Owner, any applicable Death Benefit will be based on the death of the older Joint Annuitant as described in Sections 2 and 3 of this Endorsement.

Owner Death Distribution Rules—Contract Continuation

Under any of the following circumstances, if you die before the Maturity Date, the Death Benefit described in Section 6.02, if applicable, will not be paid in a single sum and the Contract will continue as described in subsections (1) through (5) below, whichever is applicable.

(1) Single Owner Contract with a Non-Spousal Beneficiary(ies)

Upon the death of the Owner, a Death Benefit is payable. Unless a different rule applies under an optional benefit rider or benefit election, the PBAV of the Contract will be reset, as of the Payment Transaction Date, to equal the greater of (i) the PBAV or (ii) the Guaranteed Minimum Death Benefit. Any additional amount of the PBAV will be allocated in accordance with the current allocation instructions on file for the PBA. Any Guaranteed Minimum Death Benefit is terminated along with any applicable charges. No additional Contributions may be made to the Contract.

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[The following text will appear only for Single Owner Contracts with a Non-Spousal Beneficiary Continuation and an optional rider has been elected.]

[The effect of death on any optional rider for a Single Owner Contract with a Non- Spousal Beneficiary is shown in “Effect of Death on any Applicable Optional Rider”, Attachment A, to this Endorsement.]

If the Death Benefit is paid in the form of an Annuity Benefit the One Year Rule applies. Alternatively, the Beneficiary may elect an option to continue the Contract under the terms of the “NQ Beneficiary Continuation Option” described below in this Section. A Beneficiary must submit a timely claim with all Beneficiary Requirements in order to preserve the right to any payment or continuation option.

If the Beneficiary does not elect an annuity option as described in item 4 of this Endorsement, in order to continue the Contract under either the One Year Rule or the Five Year Rule, the Beneficiary must affirmatively elect the “NQ Beneficiary Continuation Option” discussed below.

If the Beneficiary neither (i) elects an annuity option as described in item 4 of this Endorsement or (ii) affirmatively elects the NQ Beneficiary Continuation Option discussed below, we will pay all amounts under the Contract no later than the fifth anniversary after your death.

(2) Single Owner Contract - Spousal Continuation

When the Owner dies, a Death Benefit is payable. If you are married at the time of your death and the only person named as your primary Beneficiary under Section 6.01 is your surviving spouse and your surviving spouse elects Spousal Continuation under your Contract, then no Death Benefit will be distributed under the Contract until after your surviving spouse’s death. To elect Spousal Continuation your surviving spouse must be age [85] or younger at the date of your death. Such election must be made no later than the Payment Transaction Date. [Applicable if an optional rider is elected] [If you have elected an optional benefit rider under the Contract, the eligibility rules applicable to optional benefits under Spousal Continuation in Attachment A supplement this paragraph.]

Upon your surviving spouse’s election of Spousal Continuation, the PBAV of the Contract will be reset, as of the Payment Transaction Date to equal the greater of (i) the PBAV or (ii) the Guaranteed Minimum Death Benefit. Any additional amount of the PBAV will be allocated in accordance with the current allocation instructions on file for the PBA. If the PBAV is greater than the Guaranteed Minimum Death Benefit, we do not reset the Guaranteed Minimum Death Benefit for the surviving spouse.

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If you were also the Annuitant or Joint Annuitant, if applicable, named under the Contract, under Spousal Continuation, your surviving spouse becomes the Owner and single Annuitant. If you were not the Annuitant or Joint Annuitant, if applicable, under the Contract, the individuals named as such will continue in such capacity under the Contract and your surviving spouse becomes the Annuitant at the death of the originally named Annuitant under a Contract where a single Annuitant is named, unless your spouse elects to become the Annuitant under the Contract at the time Spousal Continuation is elected. Under a Contract where Joint Annuitants are named, your surviving spouse becomes the Annuitant upon the death of both the Annuitant and Joint Annuitant, unless your spouse elects to become sole Annuitant under the Contract at the time Spousal Continuation is elected.

[The following text will appear only for Single Owner Contracts when Spousal Continuation and an optional rider have been elected.]

[The effect of death on any optional rider for a single owner Contract with Spousal Continuation is shown under “Effect of Death on any Applicable Optional Rider” in Attachment A of this Endorsement.]

(3) Joint Owner Contract - Spousal Continuation

Upon the death of the first of the Joint Owners who are spouses, the following Death Benefit and Spousal Continuation terms apply. Under Contracts owned by a Non-Natural Owner, upon the death of the first of the Joint Annuitants, reference below to “Joint Owner” is replaced with reference to “Joint Annuitant” and reference to “Owner” is replaced with “Annuitant.” Furthermore, the third paragraph of subsection (A) and the second paragraph of subsection (B) do not apply.

(A)	If the first Joint Owner to die is also the older Joint Owner, then a Death Benefit is payable and the surviving spouse may elect to become the sole Owner under the Contract. Such election must be made no later than the Payment Transaction Date.

Upon the younger surviving spouse’s election of Spousal Continuation, no Death Benefit is distributed under the Contract. The PBAV of the Contract will be reset, as of the Payment Transaction Date, to equal the greater of (i) the PBAV or (ii) the Guaranteed Minimum Death Benefit. Any additional amount of the PBAV will be allocated in accordance with the current allocation instructions on file for the PBA. If the PBAV is greater than the Guaranteed Minimum Death Benefit, we do not reset the Guaranteed Minimum Death Benefit for the surviving spouse.

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If the deceased spouse was also the Annuitant, or Joint Annuitant, if applicable, named under the Contract, under Spousal Continuation, the younger surviving spouse becomes the Owner and single Annuitant. If neither Owner is the Annuitant, or Joint Annuitant, if applicable, then the individuals named as such will continue in such capacity and the surviving spouse becomes the Annuitant at the death of the originally named Annuitant under a Contract where a single Annuitant is named unless your spouse elects to become the Annuitant under the Contract at the time Spousal Continuation is elected. Under a Contract where Joint Annuitants are named, your surviving spouse becomes the Annuitant upon the death of both the Annuitant and Joint Annuitant, unless your spouse elects to become sole Annuitant under the Contract at the time Spousal Continuation is elected.

[The following text will appear only for Joint Owner Contracts when Spousal Continuation and an optional rider have been elected.]

[The effect of death on any optional rider for a Joint Owner Contract with Spousal Continuation is shown under “Effect of Death on any Applicable Optional Rider” in Attachment A of this Endorsement.]

(B)	If the first Joint Owner to die is the younger Joint Owner, the surviving spouse continues the Contract as the sole Owner and no Death Benefit is payable.

If the deceased spouse was also the sole Annuitant, or the surviving spouse was a Joint Annuitant, if applicable, named under the Contract, under Spousal Continuation, the surviving spouse becomes the Owner and sole Annuitant. If neither Owner is the Annuitant, then the Annuitant will continue in such capacity and the surviving spouse becomes the sole Annuitant at the death of the originally named single Annuitant unless your spouse elects to become the Annuitant under the Contract at the time Spousal Continuation is elected. Under a Contract where Joint Annuitants are named, the surviving spouse becomes the sole Annuitant upon the death of both the Annuitant and Joint Annuitant, unless your spouse elects to become sole Annuitant under the Contract at the time Spousal Continuation is elected.

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(4) Joint Owner Contract - Non-Spousal Contract Continuation

Upon the death of the first of the Joint Owners who are not spouses at the time of the first death, the following Death Benefit Contract Continuation terms apply.

(A)	If the first Joint Owner to die is also the older Joint Owner, then a Death Benefit is payable. If neither a single sum nor an Annuity Benefit is elected, the surviving Owner may alternatively elect to become the sole Owner under the Contract and elect either the One Year Rule or Five Year Rule of the NQ Beneficiary Continuation Option described below.

The same rules apply as described above in subsection (1) “Single Owner Contract with a Non-Spousal Beneficiary(ies).”

If the first Joint Owner to die is the younger Joint Owner, then no Death Benefit is payable. If the Cash Value is not paid in the form of an Annuity Benefit and the surviving Owner continues the Contract under the terms of this Section, the continuation must meet with the One Year Rule or the Five Year Rule discussed above.

In order to continue the Contract under the One Year Rule, the surviving Owner must elect the “NQ Beneficiary Continuation Option” discussed below. In order to continue the Contract under the Five Year Rule, the Beneficiary may affirmatively elect the NQ Beneficiary Continuation Option or elect to keep the Contract in-force until the fifth anniversary of the younger Owner’s death as described in the next paragraph. If the surviving Owner does not affirmatively elect the NQ Beneficiary Continuation Option, the Five Year Rule will apply, that is, all amounts under the Contract must be distributed no later than the fifth anniversary after the younger Owner’s death, subject to our receipt of the Beneficiary Requirements.

If the surviving Owner elects to continue the Contract under the Five Year Rule, without electing the NQ Beneficiary Continuation Option, there is no PBAV Reset. No additional Contributions are permitted under the Contract. Any optional Guaranteed Minimum Death Benefit elected, along with any applicable charges, remains in effect. The Guaranteed Minimum Death Benefit becomes payable if the older Joint Owner dies within the period defined in the Five Year Rule.

[The following text will appear only for Joint Owner Contracts when Spousal Continuation and an optional rider have been elected.]

[The effect of death on any optional rider for a Joint Owner Contract with Contract Continuation is shown in “Effect of Death on any Applicable Optional Rider”, Attachment A, to this Endorsement.]

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(5)	If a named Beneficiary who is an individual elects to become a “Continuation Beneficiary”, the terms of the “NQ Beneficiary Continuation Option”, where the Owner, Joint Owner, Annuitant, or Joint Annuitant, whichever is applicable based on ownership, as shown in the Data Pages, dies before the Maturity Date, are as follows:

“NQ Beneficiary Continuation Option”

(i)	A Beneficiary who is a non-natural entity is not eligible to elect to continue coverage under the Contract as a “Continuation Beneficiary” under the NQ Beneficiary Continuation Option.

(ii)	The Continuation Beneficiary will automatically become the successor Owner with respect to that individual’s portion of the interest in the Contract.

(iii)	We must receive an eligible individual’s election to continue coverage under the Contract as a “Continuation Beneficiary” under the NQ Beneficiary Continuation Option at our Processing Office within [nine (9) months] after your death and before the individual’s share of the Death Benefit or interest in the Contract, as applicable, is paid out in any manner inconsistent with that individual’s election to continue the Contract under the NQ Beneficiary Continuation Option.

(iv)	If a Death Benefit is payable and the PBAV is less than the Guaranteed Minimum Death Benefit on the Payment Transaction Date, we will reset such PBAV to equal such Guaranteed Minimum Death Benefit (plus the amount attributable to any optional enhanced Death Benefit rider), and the Continuation Beneficiary’s share of the interest in the Contract will be determined after any such reset.

(v)	The Continuation Beneficiary cannot make any additional Contributions to the Contract.

(vi)	Any amounts in the PBA will be transferred into the Investment Account Investment Options and the PBA will no longer be available under the Beneficiary Continuation Option Contract. The Continuation Beneficiary may transfer amounts among the Investment Account Investment Options with respect to the Continuation Beneficiary’s share of the interest in the Contract.

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(vii)	The Continuation Beneficiary may not assign his/her share of the interest in the Contract.

(viii)	Distributions to the Continuation Beneficiary will be made in accordance with the Continuation Beneficiary’s election.

If the Continuation Beneficiary elects to take distribution of his/her share of the interest in the Contract in accordance with the One Year Rule as described in item 4 of this Endorsement, payments will be made at least annually from his/her share of the interest in the Contract over a period not extending beyond the life expectancy of the Continuation Beneficiary. The first such payment must be no later than one (1) year after the date of your death.

The Continuation Beneficiary may alternatively elect to take distribution of his/her share of the interest in the Contract in accordance with the Five Year Rule described in item 4 of this Endorsement.

(ix)	Withdrawal Rights.

If the Continuation Beneficiary has elected to take distribution of his/her share of the interest in the Contract in accordance with the Five Year Rule, the Continuation Beneficiary may withdraw any portion of his/her share of the interest in the Contract at any time, with any amount of his/her share of the interest in the Contract remaining to be paid fully on the fifth anniversary of your death.

If the Continuation Beneficiary has elected to take distribution of his/her share of the interest in the Contract in accordance with the One Year Rule, the Continuation Beneficiary may withdraw any portion of his/her share of the interest in the Contract at any time. Payments will continue to be made to the Continuation Beneficiary as described in accordance with the One Year Rule, from his/her share of the interest in the Contract, as reduced by the withdrawal.

(x)	Death of the Continuation Beneficiary. Upon the Continuation Beneficiary’s death, we will make a single sum payment of any of his/her remaining share of the interest in the Contract to the person designated by the deceased Continuation Beneficiary to receive any such payment, unless the person designated by the deceased Continuation Beneficiary is eligible to, and elects to, continue the payment method originally elected by the Continuation Beneficiary over any remaining life expectancy period of the Continuation Beneficiary.

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5.	The following is added to SECTION 6.03 MANNER OF PAYMENT:

A Beneficiary may elect to apply a Death Benefit to an Annuity Benefit as described in Part VII of the Contract. Any Death Benefit applied as an Annuity Benefit in Part VII will be paid out over the life of the Beneficiary or for a period not exceeding the Beneficiary’s life expectancy (such payments must begin in accordance with the “One Year Rule” described above, and any Death Benefit that is not applied as an Annuity Benefit in Part VII will be paid out in accordance with the “Five Year Rule” described above.

6.	The following is added to PART VII – ANNUITY BENEFITS:

The following is added at the end of SECTION 7.02 – MATURITY DATE

At any time before the Maturity Date, you may request withdrawal of a portion of your Annuity Account Value for application to an Annuity Benefit provided that:

(i)	Your withdrawal would not cause termination of your Contract as described in Section 5.02.

(ii)	The form and amount of the Annuity Benefit purchased by your withdrawal will be as set forth in, and subject to the terms and conditions of, this Part VII.

(iii)	For purposes of any optional benefit rider, the amount you withdraw will have the same effect on the rider’s benefit as a withdrawal pursuant to Section 5.01. Therefore, your withdrawal under this Section 7.02 will reduce any guaranteed benefit and the amount withdrawn may be an “excess withdrawal” as described in such rider.

(iv)	if you elect a Period Certain Annuity Benefit, the Period Certain must be at least ten years in duration.

Your request for such a withdrawal does not change the Maturity Date under your Contract.

AXA EQUITABLE LIFE INSURANCE COMPANY

Mark Pearson, Chairman of the Board and Chief Executive Officer	Karen Field Hazin, Vice President, Secretary and Associate General Counsel

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[The following text will appear only when the applicable optional rider has been elected.]

[THIS ATTACHMENT IS A PART OF YOUR ENDORSEMENT

ATTACHMENT A

Effect of Death on any Applicable Optional Rider (See Item 4 of this Endorsement)]

[The following text will appear only for Single Owner Contracts when the applicable optional rider has been elected.]

[Single Owner Contract if Spousal Continuation is elected:]

[Applicable if an optional Guaranteed Minimum Death Benefit Rider is elected]

[Effect of Death on the Guaranteed Minimum Death Benefit (“GMDB”) Rider

If the surviving spouse is age [65] or younger for the “Greater of” GMDB or age [75] or younger for the HAV GMDB on the date of death of the original Owner, and the Owner was age [79 (for the “Greater of” GMDB) or age 84 (for the HAV GMDB) ] or younger at death, a GMDB that by its terms accumulates to Owner age [80 for the “Greater of GMDB” or age 85 for the HAV GMDB] will continue and instead accumulate to the Contract Date Anniversary following the [80th] (for the “Greater of” GMDB), or 85th (for the HAV GMDB) birthday of the surviving spouse.

If the surviving spouse is age [65] or younger for the “Greater of” GMDB or age [75] or younger for the HAV GMDB on the date of death of original Owner and the Owner was [80] (for the “Greater of GMDB) or 85 (for the HAV GMDB) or older at death, we will restore the GMDB that you elected. The GMDB will then continue to grow according to its terms until the Contract Date Anniversary following the date the surviving spouse reaches age [80] (for the “Greater of GMDB) or 85 (for the HAV GMDB).

If the surviving spouse is age [66] or older for the “Greater of” GMDB or age [76] or older for the HAV or age 81 or older for the ROP GMDB on the date of the Owner’s death, the value of the optional GMDB elected by the original Owner will be frozen as of the date of the older Owner’s death. Its charge (if applicable) will no longer apply and the GMBD will be adjusted by the dollar amount of any permissible Contributions and on a pro rata basis by any withdrawals.

If the optional GMDB continues, the GMDB/Guaranteed Minimum Income Benefit reset, if applicable, will be based on the surviving spouse’s age. The next available reset will be based on the Contract issue date or last reset, as applicable.

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Contribution and transfer rules shown in the Data Pages will apply to the surviving spouse and the right to make any permissible subsequent Contributions is based on his/her age at the time the Contract is continued.]

[Applicable only if the optional Guaranteed Minimum Income Benefit is elected]

[Effect of Death on the Guaranteed Minimum Income Benefit (“GMIB”) Rider

The GMIB features on the Contract Date are based on the Owner’s age. If the Owner dies, the surviving spouse must be 1) age [85] or younger on the date of death and 2) age [95] or younger on the Transaction Date of the death claim under the Contract to continue the Contract. If these age requirements are met by the surviving spouse, the GMIB crediting continues until the Contract Date Anniversary following the surviving spouse’s [95]th birthday unless the benefit cannot be continued as described below. If the GMIB Rider has been terminated, we do not restore GMIB for the surviving spouse and the GMIB charge no longer applies.

The age and Contract Date Anniversary limitations applicable to exercise of GMIB are based on (i) the surviving spouse’s age at the Owner’s date of death and (ii) the original Contract Date. However, within one year following the Owner’s death, if the surviving spouse is between ages [86] and [95], the requirements described in the previous sentence and as shown in Section III “GMIB Exercise” of the GMIB Rider, do not apply and the surviving spouse may exercise GMIB if the original Owner had not attained age [95]. If the surviving spouse is age [95] or older or will be over age [95] before the first GMIB exercise date, the benefit does not remain in effect and the charge no longer applies.]

[The following text will appear only for Joint Owner Contracts when the applicable optional rider has been elected.]

[Joint Owner Contract if Spousal Continuation is elected upon death of the older spouse:]

[Applicable if an optional Guaranteed Minimum Death Benefit Rider is elected]

[Effect of Death on the Guaranteed Minimum Death Benefit (“GMDB”) Rider

If the surviving spouse is age [65] or younger for the “Greater of” GMDB or age [75] or younger for the HAV GMDB on the date of death of the older Joint Owner, and the older Joint Owner was age [79 (for the “Greater of” GMDB) or age 84 (for the HAV GMDB)] or younger at death, a GMDB that by its terms accumulates to the older Joint Owner’s age [80] (for the “Greater of” GMDB or age 85 (for the HAV GMDB) will continue and instead accumulate to the Contract Date Anniversary following the [80th] birthday for the “Greater of” GMDB or age 85th birthday (for the HAV GMDB) of the surviving spouse.

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If the surviving spouse is age [65] or younger for the “Greater of” GMDB or age [75] or younger for the HAV GMDB on the date of death of the older Joint Owner and the older Joint Owner was [80] (for the “Greater of” GMDB) or age 85 (for the HAV GMDB) or older at death, we will restore the GMDB that you elected. The GMDB will then continue to grow according to its terms until the Contract Date Anniversary following the date the surviving spouse reaches age [80] (for the “Greater of” GMDB) or age 85 (for the HAV GMDB).

If the surviving spouse is age [66] or older for the “Greater of” GMDB or age [76] or older for the HAV or age 81 for the ROP GMDB on the date of the older Joint Owner’s death, the value of the optional GMDB elected by the original Owner will be frozen as of the date of the older Owner’s death. Its charge (if applicable) will no longer apply and the GMBD will be adjusted by the dollar amount of any permissible Contributions and on a pro rata basis by any withdrawals.

If the optional GMDB continues, the GMDB/Guaranteed Minimum Income Benefit reset, if applicable, will be based on the surviving spouse’s age. The next available reset will be based on the Contract issue date or last reset, as applicable. Contribution and transfer rules shown in the Data Pages will apply to the surviving Joint Owner and the right to make any permissible subsequent Contributions is based on his/her age at the time the Contract is continued.]

[Applicable only if the optional Guaranteed Minimum Income Benefit is elected]

[Effect of Death on the Guaranteed Minimum Income Benefit (“GMIB”) Rider

The GMIB features on the Contract Date are based on the older Joint Owner’s age. If the older Joint Owner dies the younger surviving spousal Joint Owner must be age [95] or younger on 1) the date of death of the older Joint Owner and 2) the Transaction Date of the death claim under the Contract. If these age requirements are met by the surviving spousal Joint Owner, the GMIB crediting continues until the Contract Date Anniversary following the surviving spouse’s [95]th birthday unless the benefit cannot be continued as described below. If the GMIB Rider has been terminated, we do not restore GMIB for the surviving spouse and the GMIB charge no longer applies.

If the older Joint Owner dies and the surviving spouse is age [95] or older or will be over age [95] before the first GMIB exercise date, the benefit does not remain in effect and the charge no longer applies.]

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[Single Owner Contract with Non-Spousal Beneficiary(ies):

Reference in this Attachment A to the “Five Year Rule” applies to the Five Year Rule as described in Part 4 of this Endorsement under “OWNER DEATH DISTRIBUTION RULES UNDER SECTION 72(S) OF THE CODE – Overview,” and not the Five Year Rule as described under item 5 of this Endorsement (“NQ Beneficiary Continuation Option”) in subsection (viii).]

[Applicable only if the optional Guaranteed Minimum Income Benefit is elected]

[Effect of Death on the Guaranteed Minimum Income Benefit (“GMIB”) Rider

Upon the death of the Owner, if the Contract is continued under the Five Year Rule described in Item 4, the GMIB terminates and any applicable charge will no longer apply.]

[The following text will appear only for Joint Owner Contracts when the applicable optional rider has been elected.]

[Non-Spousal Joint Owner Contract:

Reference in this Attachment A to the “Five Year Rule” applies to the Five Year Rule as described in Part 4 of this Endorsement under “OWNER DEATH DISTRIBUTION RULES UNDER SECTION 72(S) OF THE CODE – Overview,” and not the Five Year Rule as described under item 5 of this Endorsement (“NQ Beneficiary Continuation Option”) in subsection (viii).]

[Applicable only if the optional Guaranteed Minimum Income Benefit is elected]

[Effect of Death on the Guaranteed Minimum Income Benefit (“GMIB”) Rider

Upon the death of the older Joint Owner, if the Contract is continued under the Five Year Rule described in Item 4, the GMIB terminates and any applicable charge will no longer apply.

Upon the death of the younger Joint Owner, if the Contract is continued under the Five Year Rule, if the earliest GMIB Exercise Date, described in the GMIB Rider, is after the end of the period described in the Five Year Rule, the GMIB terminates and any applicable charge will no longer apply.]

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